                        CONSENT OF INDEPENDENT AUDITORS
The Board of Directors
PFSB Bancorp, Inc.
Palmyra, Missouri

      We consent to the incorporation by reference in the Registration Statement No. 333-35020 on Form S-8 of PFSB Bancorp, Inc. of our report dated November 27, 2000, relating to the consolidated statements of financial condition of PFSB Bancorp, Inc. as of September 30, 2000, and the related consolidated statements of income, equity and cash flows for the two year period then ended.

                                            /s/ Moore, Horton & Carlsen, P.C.
                                            ----------------------------------
                                            Moore, Horton & Carlsen, P.C.



Mexico, Missouri
December 26, 2000